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EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

         We consent to the incorporation by reference in the Registration Statements of MDU Communications International, Inc. on Form S-8 (No. 333-45982) of our report dated November 17, 2000 on our audit of the consolidated financial statements of MDU Communication International, Inc. as of September 30, 2000, which report is included in the Annual Report on Form 10-KSB of MDU Communications International, Inc. for the year ended September 30, 2000.

/s/ Deloitte & Touche LLP

Vancouver, Canada
December 20, 2000

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CONSENT OF DELOITTE & TOUCHE LLP